Exhibit 10.1

SUMTOTAL SYSTEMS, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2004 Equity Incentive Plan (“Plan”) will have the same defined meanings in this Restricted Stock Award Agreement (the “Agreement”).

I.	NOTICE OF GRANT OF RESTRICTED STOCK

Name:

Address:

Effective __________, 2005 the undersigned Participant (as defined below) has been granted a right to purchase shares of Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price Per Share

Total Number of Shares

Expiration Date

YOU MUST EXERCISE THIS RESTRICTED STOCK AWARD BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

Non-Transferability of Right to Acquire Common Stock.

This Award of Restricted Stock may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

II.	AGREEMENT

1.    Sale of Stock. The Company hereby agrees to sell to the individual named in the Notice of Grant of Restricted Stock (the “Participant”), and the Participant hereby agrees to purchase the number of Shares set forth in the Notice of Grant of Restricted Stock, at the exercise price per share set forth in the Notice of Grant of Restricted Stock (the “Exercise Price”), and subject to the terms and conditions of the Plan, which are incorporated herein by reference.

2.    Payment of Purchase Price. Participant herewith delivers to the Company the aggregate Exercise Price for the Shares by cash or check, together with any and all withholding taxes due in connection with the purchase of the Shares.

3.    Reacquisition Right. In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or Disability) before all of the Shares of Restricted Stock are released from the Company’s Reacquisition Right (see Section 4), all such Shares will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company (the “Reacquisition Right”). The Purchaser will not be entitled to a refund of the price paid for any Shares of Restricted Stock returned to the Company pursuant to this Section 3. Upon such termination, the Company will become the legal and beneficial owner of the Shares of Restricted Stock being forfeited and reacquired by the Company and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares of Restricted Stock being reacquired by the Company.

4.    Release of Shares From Reacquisition Right.

(a)    Vesting Schedule. Subject to any accelerated vesting provisions in the Plan, 25% of the Shares will be released from the Company’s Reacquisition Right twelve (12) months following the Vesting Commencement Date (as set forth in the Notice of Grant of Restricted Stock), 25% of the Shares will be released from the Company’s Reacquisition Right twenty-four (24) months following the Vesting Commencing Date (as set forth in the Notice of Grant of Restricted Stock), and 50% of the Shares will be released from the Company’s Reacquisition Right thirty-six (36) months following the Vesting Commencing Date, provided that the Purchaser continues to be a Service Provider through such date.

Notwithstanding the foregoing vesting schedule, in the event Participant’s status as a Service Provider ceases as the result of his or her Retirement, this Award will immediately vest as to a number of Shares, which when added to the number of Shares that have vested as of the date of such termination, equals the number of Shares subject to this Award multiplied by a fraction, the numerator of which is the number of days between the Vesting Commencement Date and the date of such termination and the denominator of which is the number of days between the Vesting Commencement Date and the date this Award is scheduled to be fully vested in accordance with the schedule in the previous paragraph (with the result rounded up to the nearest whole Share).

(b)    Any of the Shares that have not yet been released from the Reacquisition Right are referred to herein as “Unreleased Shares.”

5.    Restriction on Transfer. Except for the escrow described in Section 6 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein will be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s Reacquisition Right in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, to the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6.    Escrow of Shares.

(a)    All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock and stock assignment attached hereto as Exhibit A-1 will be held by the Escrow Holder until such time as the Company’s Reacquisition Right expires or the date the Participant’s status as a Service Provider terminates.

(b)    The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

(c)    Upon the date the Participant’s status as a Service Provider terminates for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Company. The Participant hereby appoints the Escrow Holder with full power of substitution, as the Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unreleased Shares to the Company upon such termination.

(d)    When a portion of the Shares has been released from the Reacquisition Right, upon request, the Escrow Holder will take all steps necessary to accomplish the transfer of the Unreleased Shares to the Participant.

(e)    Subject to the terms hereof, the Participant will have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f)    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change the Participant will in his capacity as owner of Unreleased Shares that have been awarded to him be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. If the Participant receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by the Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)    The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

7.    Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 6, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Section 4, the Participant will permanently forfeit such shares and the shares will be returned to the Company at no cost to the Company.

8.    General Provisions.

(a)    This Agreement will be governed by the internal substantive laws, but not the choice of law rules of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Participant. Subject to Section 11.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Agreement.

(b)    Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

Any notice to the Escrow Holder will be sent to the Company’s address with a copy to the other party hereto.

(c)    The rights of the Company under this Agreement will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

(d)    Either party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e)    The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)    Participant acknowledges and agrees that the vesting of Shares of Restricted Stock pursuant to Section 4 hereof is earned only by continuing as a Service Provider at the will of the Company (and not through the act of being hired or purchasing Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the Company’s right to terminate the Participant’s relationship as a Service Provider at any time, with or without cause.

By Participant’s signature below, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Participant further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

PARTICIPANT	SUMTOTAL SYSTEMS, INC.

By:

Printed Name:	Title:

EXHIBIT A-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, ______________________, hereby sell, assign and transfer unto SumTotal Systems, Inc. ___________ shares of the Common Stock of SumTotal Systems, Inc. standing in my name of the books of said corporation represented by Certificate No. ______ herewith and do hereby irrevocably constitute and appoint ______________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Agreement between SumTotal Systems, Inc. and the undersigned dated ______________, ______ (the “Agreement”).

Dated: ______________,	______ Signature: _____________________________________

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Reacquisition Right as set forth in the Agreement, without requiring additional signatures on the part of the Participant.